GOLDSPRING
A Precious Metals Company

Investor Presentation

CONFIDENTIAL

April 2008

A Florida Corporation
NASDAQ OTC Bulletin Board
Trading Symbol: GSPG

1200 American Flat Road, PO Box 1118, Virginia City, NV 89440
Tel: 775.847.5272 Fax: 775.847.4762 www.goldspring.us

Cautionary Statements

Certain information or contained or incorporated by reference in this presentation and related material, including any information as to our future financial or operating performance, constitutes "forward-looking statements". All statements other than statements of historical fact, are forwarding looking statements. The words "believe", "expect", "anticipate", "contemplate", "target", "plan", "intends", "continue", "budget", "estimate", "may" "will", "schedule", and expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant business, economic, and competitive uncertainties and contingencies. Know and unknown factors could cause actual results to differ materially from the projected in the forward-looking statements. Such factors include, but are not limited to: fluctuations in the currency markets; fluctuations in the spot and forward price of gold, silver or certain other commodities (such as diesel fuel and electricity); changes in U.S. dollar interest rates; changes in national or local legislation, taxation, controls, regulations and political and economic developments in the United States; business opportunities that may be presented to, or pursued by, us; our ability to successfully integrate acquisitions, operating or technical difficulties in connection with mining or developmental activities; employee relations; availability and increasing costs associated with mining inputs and labor; speculative nature of exploration and development, including the risks of obtaining necessary permits and licenses; diminishing quantities or grade of reserves; and contests over title to properties. In addition, there are risks associated with the business of exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, flooding, gold bullion losses and the risk of inadequate insurance. Many of these uncertainties and contingencies could affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statement made by, or on behalf of, us. Readers are cautioned that forward-looking statements are not guarantees of future performance. All of the forward-looking statements made in this presentation are qualified by these cautionary statements. Specific reference is made to GoldSpring's most recent 10-KSB and 10-QSB on file with the SEC for a discussion of some of the factors underlying forward-looking statements.

We disclaim any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

GoldSpring, Inc. (GSPG)

GoldSpring, Inc. is a North American precious metals mining company with extensive, contiguous property in the Comstock Lode District and a fully permitted gold and silver mine. The Company was formed in mid-2003 and acquired the Plum Mine property located in the Comstock Lode District in November 2003. In the Company's relatively short history, it secured permits, built an infrastructure and brought the Comstock Lode project into production. Since 2005, the Company has been acquiring additional properties around its Comstock Lode project in Nevada, expanding its footprint and creating opportunities for exploration. The Company's objectives are to optimize production, increase reserves through exploration and acquisitions, expand its footprint in the Comstock, and maximize shareholder value.



GoldSpring, Inc. (GSPG)

Company Objectives:

- Explore the Comstock Lode property (First property acquired in 2003)
- Create the largest Comstock footprint through strategic acquisitions / joint ventures
- Become the most efficient gold & silver mine operation
- Commence Gold and Silver Production through open pit mining in 2nd half of 2008
- Work to establish a 25 year production mine

Poised for Growth and Profitability:

- Assembled Team of Industry Experts
- Recent Land Acquisitions
  - Claim Staking: 80 claims approximately 1,600 acres
  - Claim Staking in- process: 30 claims approximately 600 acres
  - Acquisitions Completed: 8 claims approximately 200 acres
  - Potential claim acquisitions: 23 claims approximately 300 acres
- Environmental Permitting - All 32 permits in place to commence mining
- Mineral Claims – 250 claims approximately 6,000+ acres
- No Geo-Political Risks – (Nevada: Pro Mining)
- Strong Drilling Results (gold and silver quantity and quality)
- Extensive Exploration Opportunities

The Comstock Lode District

One of Worlds "Giant" Mineral Districts.

- Produced ores containing 15 million ounces of gold and 230 million ounces of silver.
- 33 Bonanza discoveries

Nevada's most under-explored districts in terms of Modern Exploration

- Abundant remaining exploration opportunities.

One of the largest trend in U.S.(Carlin Trend is first)

Highly Fragmented

- Over 130 publicly traded companies working in the Comstock in the 1870's.

Mining ceased in the late 1880's due to:

- Weak rock conditions
- Water with temperatures reaching 140 degrees
- Cost


THE COMSTOCK LODE
SHOWING LOCATION OF IMPORTANT MINES
AND DEEP SHAFTS IN 1880
LEGEND
N
Virginia City
Gold Hill
SUTRO
TUNNEL
SECTION ALONG SUTRO TUNNEL

GoldSpring's History in the Comstock

Historical Information

Acquired another Comstock Property in November 2003

Obtained 32 required regulatory and environmental permits:

- **Air quality control permit**
- **Water Usage**
- **Cyanide Heap Leach Special Use Permit**
- **County special use permit**
- **Reclamation permit**
- **Storm water drainage permit**
- **Water rights**
- **Wildlife permit**
- **Water pollution permit**
- **State mine inspector notice**
- **Federal mine inspector notice**

Mine Operation: Sept. 2004 – December 2006

Gold production: 11,536 ounces

Silver production: 45,376 ounces

Tons of ore mined: 340,000

Tons of waste: 659,000

Recovered grade of gold: 0.034

Recovered grade of silver: 0.13



Precious Metals Analysts & Banks

CHRISTOPHER WOOD, Chief strategist, CLSA

"Market ructions, the sub-prime conflagration and a collapse of the dollar could send gold prices to more than $3,400 an ounce within the next three years. This is not a sub-prime crisis. Sub-prime has merely exposed the bigger scam of structured finance; a scam that is about pretending that bad credit is good credit." **-London Times, 9-19-07**

ADAM HAMILTON, CPA -- Zeal Intelligence

"If our current gold rally truly unfolds into a Great Gold Rally, $1000 gold is merely the first stage. A gold bubble, which will probably ultimately happen as a way to climax the coming gold mania maybe five to seven years out, could easily launch gold above $5000 per ounce. The actual top of a new gold bubble at the final pinnacle of another Great Gold Rally could touch $6000+ per ounce!" -**Zeallc.com**

JIM ROGERS, Author- Hot Commodities (former George Soros partner)

"Mr. Rogers, who foresaw the start of a commodity rally in 1999, told Bloomberg the boom in energy and raw material prices will endure, driving gold to a record $1,000 an ounce. **The shortest bull market for commodities lasted 15 years, the longest 23 years, so if history is any guide, they've got a long way to go. This is not a bubble." -Bloomberg, 4-19-06**

RICHARD RUSSELL, Editor -- Dow Theory Letters

"Gold is now being accepted as the fourth currency along with the dollar, the euro and the yen. But there is a difference. Gold is also being recognized as the tangible currency and the ONLY SAFE currency. That gold pays no interest -- but is still at an 25-year high in terms of dollars -- is a testament to its value and safety in the eyes of sophisticated investors." **Dowtheoryletters.com**

JON NADLER, Investment Products Analyst -- Kitco

"Gold prices actually started their life at $35 per ounce in the early 1970s. From there, it went to $850-$875 -- a twenty-five-times-over move. Gold began its latest move up at $252, so prices at $6,250 can't be ruled out either, in terms of magnitude of the move." -**Marketwatch.com**

Gold Forecast 2008 (Range $800 to $1,500)

Goldman Sachs	$800/oz
Citigroup	$1,000/oz
Merrill Lynch	$1,000/oz
Morgan Stanley	$1,000/oz (Gold Market has a long way to go beyond 2008)
Deutsche Bank	$820/oz
JP Morgan Chase	$814/oz
Barclays	$830/oz
Kitco	$1,400/oz
National Bank Financial	$1,500/oz
GFMS	$1,000/oz

Current Economic Indicators

Indicator	Value
Inflation %	4.12%
GDP Growth %	0..63%
Unemployment %	4.60%
Gold $/oz	$900
Oil $/bbl	$120
Prime %	5.25

		Gold ($)	€/$	Oil $/barrel	Gold/Oil ratio
End of 2001:		276.50	0.88	19.80	14.0
End of 2002:		342.75	1.05	28.13	12.2
End of 2003:		417.25	1.26	30.17	13.8
End of 2004:		438.00	1.36	40.25	10.0
End of 2005:		513.00	1.18	58.87	8.7
May 12, 2006:	1)	725.75	1.29	68.05	10.7
October 6, 2006:	2)	560.75	1.27	58.86	9.5
End of 2006:		635.7	1.32	60.14	10.6
January 16, 2007	3)	627.05	1.29	51.31	12.3
June 30, 2007		650.5	1.35	72.82	8.9
September 18, 2007	4)	714.75	1.39	77.58	9.2
End of 2007:		836.50	1.47	93.89	8.9
January 15, 2008:		913.00	1.49	90.86	10.0

1) 2006 high of gold price

2) 2006 second half low of gold price after correction

3) intermediate low of oil price

4) Fed funds rate lowered for the first time

GoldSpring, Inc. – Investment Overview

Positioned for Growth and Profitability

- Consolidation of the Comstock District -
  - Acquired properties at favorable prices
  - Expanded Comstock footprint through the staking of addition mineral claims
  - Largest footprint ever held in the Comstock and the ability to acquire additional properties (Consolidation of the Comstock District)
- Fully Permitted Heap Leach Processing Facility
- Exploration opportunities exist on all Comstock Lode properties
  - Optimistic upside exploration potential
  - December 2007 – March 2008 drilling delivered positive results
  - Stage 2 Exploratory nearly complete and in-house results are encouraging
- Ability to accelerate production in near term
- Surface and Underground Mining Opportunities

Phase One Drilling Program

- Phase One Drilling Program, consisting of 100 drill holes, Commenced in mid December 2007
- Drilling taking place on the Hartford Complex, representing less than 5% of our mining property in the Comstock Lode District
- Drilling conducted in accordance with industry standards and managed by highly experienced professionals
- Estimated cost of Phase One Exploratory Drill program is $2 million Approximately $750,000 spent on drilling to date



Summary of Drilling Results at the Hartford Complex

- 40 drill holes totaling approximately 14,000 feet of drilling
- Approximately $750,000 spent on drilling to date
- Received Third-party assays on the first 28 drill holes. Expect assay results on the balance of the 40 holes by mid May 2008
- Drill holes show strong and consistent gold and silver mineralization
- Gold and Silver Ore Grades are higher than our 2005 and 2006 mining activity
- Ore body expanding both in surface area and depth
- Based on Internal Calculations, the first 28 holes contain in excess of 100,000 ounces of gold reserves and 600,000 ounces of silver reserves
- Identified new ore deposit which lies in the northeast part of the Hartford Complex



Drill Hole Location Maps



STATE ROUTE 341
LUCERNE PIT
Figure 2.
DRILL HOLE PLAN



Figure 3.
STATE ROUTE

Initial 43-101 Report

- Assembled Team of Industry Exports
  - Professional Engineer specializing in technical writing
  - Geologist and Mining Engineer to complete Geological Cross-sectioning
  - Design Engineer to calculate quantity and quality of gold and silver grades – three dimensional
  - Profession Mining Engineer to perform Capital and Operating Cost estimates
  - Mining Engineer to define economic and operating pit limitations
  - Feasibility Analysis
  - Independent Verification
- Scheduled Completion Date: Late Spring / Early Summer 2008

Comstock Lode – Resumption of Mining

<u>Steps to Resume Production of the Hartford Complex</u>

- Comprehensive Geological Review Under way (On going project)
- Drilling Program commenced Dec. 2007
- Reserve report scheduled to be completed – Late Spring / Summer 2008
- Comprehensive mine plan for the Hartford Complex – Late Spring / Summer 2008
- Metallurgical Testing in Process – June 2008


STATE ROUTE 342
JUSTICE AREA
EXPLORATION POTENTIAL
DOWN DIP EXPLORATION POTENTIAL
N
FEET
0
500
1000
LUCERNE PIT
EXPLORATION POTENTIAL
EXPLORATION POTENTIAL
DOWN DIP EXPLORATION POTENTIAL
HARTFORD BOWL
HARTFORD NORTH
HARTFORD SOUTH
HARTFORD PIT
EXPLORATION POTENTIAL
BILLIE THE KID WASTE AREA
BILLIE THE KID PIT
PLUM MINING
HARTFORD HILL COMPLEX
2005 EXPLORATION
& GEOLOGIC POTENTIAL